SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2003

WATSON WYATT & COMPANY HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	52-2211537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 H Street NW
Washington, DC 20006-3900
(Address of principal executive offices, including zip code)
(202) 715-7000
(Registrant's telephone number, including area code)

In accordance with the guidance provided by the Securities and Exchange Commission in Securities Act Release No. 33-8216, the information in this Current Report on Form 8-K, including the exhibit, which is intended to be furnished pursuant to Item 12 of Form 8-K, is instead being furnished pursuant to Item 9, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities thereunder.  Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

On May 7, 2003, the Company issued a press release announcing its earnings for the quarter ended March 31, 2003.  A copy of that release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)
Date: May 7, 2003	BY:	/s/ John J. Haley

John J. Haley
President and Chief Executive Officer

Date: May 7, 2003	BY:	/s/ Carl D. Mautz

Carl D. Mautz
Vice President and Chief Financial Officer

Date: May 7, 2003	BY:	/s/ Peter L. Childs

Peter L. Childs
Controller